Exhibit 99.1

Fabrinet Announces Third Quarter 2014 Financial Results

BANGKOK, Thailand – May 5, 2014 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the third quarter ended March 28, 2014.

Fabrinet reported total revenue of $167.7 million for the third quarter of fiscal 2014, an increase of 7.8% compared to total revenue of $155.6 million for the comparable period in fiscal 2013. GAAP net income for the third quarter of fiscal 2014 was $47.7 million, or $1.33 per diluted share, compared to GAAP net income of $21.1 million, or $0.61 per diluted share, in the third quarter of fiscal 2013. Non-GAAP net income in the third quarter of fiscal 2014 was $12.3 million, or $0.34 per diluted share, an increase of 6.6% compared to non-GAAP net income of $11.5 million, or $0.33 per diluted share, in the same period a year ago.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “The third quarter was another period of solid execution for the company, with revenue and non-GAAP earnings per share demonstrating growth over the prior year. With industry demand showing signs of improving, I am confident that we will continue to execute on our vision of providing world-class service to our customers and delivering profitable growth for our shareholders.”

Business Outlook

Based on information available as of May 5, 2014, Fabrinet is issuing guidance for the fourth quarter of fiscal 2014 as follows:

Fabrinet expects fourth quarter revenue to be in the range of $169 million to $173 million. GAAP net income per share is expected to be in the range of $0.29 to $0.31 with expected non-GAAP net income per share of $0.33 to $0.35, based on approximately 36 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Third Quarter 2014 Financial Results Conference Call

When:	Monday, May 5, 2014

Time:	5:00 p.m. ET

Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 27086704

Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 27086704

Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

Investor Conferences

Management will be presenting at the JP Morgan TMT Conference in Boston on Monday, May 19, 2014.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the fourth quarter of fiscal 2014 and the statements regarding our delivery of profitable growth. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including the U.S., Thailand and the People’s Republic of China); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our quarterly report on Form 10-Q, filed on February 4, 2014. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes share-based compensation expenses, income related to flooding, executive separation costs and follow-on offering expenses. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Jennifer Predmore

215-428-1797

ir@fabrinet.com

Fabrinet

Consolidated Balance Sheets

As of March 28, 2014 and June 28, 2013

(in thousands of U.S. dollars, except share data)	March 28, 2014	June 28, 2013
Assets
Current assets
Cash and cash equivalents	$233,664	$149,716
Trade accounts receivable, net	118,500	118,475
Inventory, net	107,826	88,962
Deferred tax assets	1,779	1,937
Prepaid expenses	2,097	1,931
Other current assets	2,357	3,505

Total current assets	466,223	364,526

Non-current assets
Property, plant and equipment, net	98,782	97,206
Intangibles, net	93	164
Deferred tax assets	2,905	2,905
Deposits and other non-current assets	91	107

Total non-current assets	101,871	100,382

Total assets	$568,094	$464,908

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from bank, current portion	$9,660	$9,668
Trade accounts payable	101,531	77,139
Income tax payable	699	1,825
Deferred tax liability	2,191	2,481
Accrued payroll, bonus and related expenses	9,182	6,220
Accrued expenses	3,872	3,121
Other payables	8,834	5,163
Liabilities to third parties due to flood losses	—	9,812

Total current liabilities	135,969	115,429

Non-current liabilities
Long-term loans from bank, non-current portion	12,000	19,243
Severance liabilities	4,539	4,382
Other non-current liabilities	573	536

Total non-current liabilities	17,112	24,161

Total liabilities	153,081	139,590

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of March 28, 2014 and June 28, 2013)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 35,104,766 shares and 34,634,967 shares issued and outstanding as of March 28, 2014 and June 28, 2013, respectively)	351	346
Additional paid-in capital	79,393	71,101
Retained earnings	335,269	253,871

Total shareholders’ equity	415,013	325,318

Total Liabilities and Shareholders’ Equity	$568,094	$464,908

Fabrinet

Consolidated Statements of Operations

For the three and nine months ended March 28, 2014 and March 29, 2013

	Three Months Ended		Nine Months Ended
(in thousands of U.S. dollars, except share data)	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013
Revenues	$167,657	$155,557	$517,770	$481,608
Cost of revenues	(150,374)	(139,302)	(461,312)	(429,261)

Gross profit	17,283	16,255	56,458	52,347
Selling, general and administrative expenses	(7,352)	(6,801)	(20,959)	(18,447)
Income related to flooding, net	38,151	11,419	44,748	21,064

Operating income	48,082	20,873	80,247	54,964
Interest income	560	302	1,262	761
Interest expense	(172)	(239)	(566)	(788)
Foreign exchange (loss) gain, net	(254)	978	46	1,085
Other income	173	139	544	512

Income before income taxes	48,389	22,053	81,533	56,534
Income tax expense	(727)	(927)	(135)	(2,707)

Net income	$47,662	$21,126	$81,398	$53,827

Earnings per share
Basic	$1.36	$0.61	$2.33	$1.56
Diluted	$1.33	$0.61	$2.29	$1.55
Weighted average number of ordinary shares outstanding
(thousands of shares)
Basic	35,078	34,596	34,878	34,532
Diluted	35,790	34,909	35,504	34,794

Fabrinet

Consolidated Statements of Cash Flows

For the nine months ended March 28, 2014 and March 29, 2013

	Nine Months Ended
(in thousands of U. S. dollars)	March 28, 2014	March 29, 2013
Cash flows from operating activities
Net income for the period	$81,398	$53,827
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	7,685	7,512
Amortization of intangibles	72	185
Gain on disposal of property, plant and equipment	(1)	(23)
Income related to flooding	(45,211)	(21,064)
Proceeds from insurers for business interruption losses related to flooding	—	4,741
Proceeds from insurers for inventory losses related to flooding	7,416	11,419
Reversal of allowance for doubtful accounts	(62)	(94)
Unrealized loss (gain) on exchange rate and fair value of derivative	1,027	(1,566)
Share-based compensation	4,538	3,969
Deferred income tax	(132)	1,615
Other non-cash expenses	255	598
Reversal of uncertain tax positions	(1,538)	—
Inventory obsolescence (reversal of)	673	(589)
Changes in operating assets and liabilities
Trade accounts receivable	37	3,421
Inventory	(19,537)	8,945
Other current assets and non-current assets	(889)	(2,775)
Trade accounts payable	24,392	(11,671)
Income tax payable	351	818
Other current liabilities and non-current liabilities	5,642	48
Liabilities to third parties due to flood losses	(7,512)	(8,059)

Net cash provided by operating activities	58,604	51,257

Cash flows from investing activities
Purchase of property, plant and equipment	(7,280)	(8,634)
Purchase of Intangibles	(1)	(1)
Proceeds from disposal of property, plant and equipment	1	25
Proceeds from insurers in settlement of claims related to flood damage	37,795	4,904

Net cash provided by (used in) investing activities	30,515	(3,706)

Cash flows from financing activities
Repayment of long-term loans from bank	(7,251)	(7,251)
Proceeds from issuance of ordinary shares under employee share option plans	3,956	528
Withholding tax related to net share settlement of restricted share units	(198)	(21)

Net cash used in financing activities	(3,493)	(6,744)

Net increase in cash and cash equivalents	$85,626	$40,807

Fabrinet

Consolidated Statements of Cash Flows

For the nine months ended March 28, 2014 and March 29, 2013

	Nine Months Ended
(in thousands of U.S. dollars)	March 28, 2014	March 29, 2013
Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	$149,716	$115,507
Increase in cash and cash equivalents	85,626	40,807
Effect of exchange rate on cash and cash equivalents	(1,678)	1,165

Cash and cash equivalents at end of period	$233,664	$157,479

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Nine Months Ended
	March 28,	March 28,	March 29,	March 29,	March 28,	March 28,	March 29,	March 29,
	2014	2014	2013	2013	2014	2014	2013	2013
	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	47,662	1.33	21,126	0.61	81,398	2.29	53,827	1.55
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	290	0.01	275	0.01	888	0.03	919	0.03

Total related to gross profit	290	0.01	275	0.01	888	0.03	919	0.03

Related to selling, general and administrative expenses:
Share-based compensation expenses	1,188	0.03	1,062	0.03	3,650	0.10	3,050	0.09
Executive separation cost	547	0.02	—	—	547	0.02	—	—
Follow-on offering expenses	—	—	472	0.01	—	—	472	0.01

Total related to selling, general and administrative expenses	1,735	0.05	1,534	0.04	4,197	0.12	3,522	0.10

Related to other incomes and other expenses:
Income related to flooding, net	(38,151)	(1.07)	(11,419)	(0.32)	(44,004)	(1.24)	(21,064)	(0.60)
Unrealized loss on exchange, net of interest income incurred from income related to flooding	744	0.02	—	—	—	—	—	—

Total related to other incomes and other expenses	(37,407)	(1.05)	(11,419)	(0.32)	(44,004)	(1.24)	(21,064)	(0.60)

Related to income tax expense
Income tax expense	—	—	—	—	—	—	907	0.03

Total related to income tax expense	—	—	—	—	—	—	907	0.03

Total related to net income & EPS	(35,382)	(0.99)	(9,610)	(0.27)	(38,919)	(1.09)	(15,716)	(0.45)

Non-GAAP measures	12,280	0.34	11,516	0.33	42,479	1.20	38,111	1.08

Shares used in computing diluted net income per share
GAAP diluted shares		35,790		34,909		35,504		34,794
Non-GAAP diluted shares		35,790		35,225		35,504		35,132